EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               -------------------

                                                  Nine Months Ended   Three Months Ended
                                                 September 30, 1999   September 30, 1999
                                                 ------------------   ------------------
Earnings before income taxes                          $  9,627            $  3,317

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                             (155)                (63)
Dividends from less than 50% owned
   affiliates                                               44                  22
Fixed charges                                            1,026                 351
Interest capitalized, net of amortization                   (6)                 (2)
                                                      --------            --------

Earnings available for fixed charges                  $ 10,536            $  3,625
                                                      ========            ========

Fixed charges:
Interest incurred:
   Consumer products                                  $    856            $    291
   Financial services                                       63                  24
                                                      --------            --------

                                                           919                 315

Portion of rent expense deemed to represent
   interest factor                                         107                  36
                                                      --------            --------

Fixed charges                                         $  1,026            $    351
                                                      ========            ========

Ratio of earnings to fixed charges                        10.3                10.3
                                                      ========            ========

                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               ------------------

                                           Years Ended December 31,
                          --------------------------------------------------------
                            1998        1997        1996        1995        1994
                          --------    --------    --------    --------    --------
Earnings before income
   taxes and cumulative
   effect of accounting
   changes                $  9,087    $ 10,611    $ 10,683    $  9,347    $  8,216

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates           (195)       (207)       (227)       (246)       (184)
Dividends from less
   than 50% owned
   affiliates                   70         138         160         202         165
Fixed charges                1,386       1,438       1,421       1,495       1,537
Interest capitalized,
   net of amortization          (5)        (16)         13           2          (1)
                          --------    --------    --------    --------    --------
Earnings available for
   fixed charges          $ 10,343    $ 11,964    $ 12,050    $ 10,800    $  9,733
                          ========    ========    ========    ========    ========

Fixed charges:
Interest incurred:
   Consumer products      $  1,166    $  1,224    $  1,197    $  1,281    $  1,317
   Financial services           77          67          81          84          78
                          --------    --------    --------    --------    --------

                             1,243       1,291       1,278       1,365       1,395
Portion of rent expense
   deemed to represent
   interest factor             143         147         143         130         142
                          --------    --------    --------    --------    --------

Fixed charges             $  1,386    $  1,438    $  1,421    $  1,495    $  1,537
                          ========    ========    ========    ========    ========
Ratio of earnings to
   fixed charges               7.5         8.3         8.5         7.2         6.3
                          ========    ========    ========    ========    ========